SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 26, 2002





                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)


          New York                       1-3247                  16-0393470
--------------------------------------------------------------------------------
(State or other jurisdiction           (Commission            (I.R.S. Employer
      of Incorporation)               File Number)           Identification No.)



   One Riverfront Plaza, Corning, New York                         14831
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   (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code           (607) 974-9000
                                                       -------------------------


                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)






                                Page 1 of 6 Pages
                             Exhibit Index on Page 4

Item 5.  Other Events and Regulation FD.
         -------------------------------

On August 26, 2002, Corning Incorporated announced that the underwriters exercised their option to purchase an additional 750,000 shares of its 7% Series C Mandatory Convertible Preferred Stock, in addition to the 5,000,000 shares they purchased from the Company on July 31, 2002. The press release relating to this announcement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         -------------------------------------------------------------------

         (c)      Exhibits.

         99.1     Press Release dated August 26, 2002



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




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    CORNING INCORPORATED
                                    Registrant


Date:  August 26, 2002              By /s/  Katherine A. Asbeck
                                            ----------------------------------
                                            Katherine A. Asbeck
                                            Senior Vice President and Controller



                                Page 3 of 6 Pages

                                INDEX TO EXHIBITS
                                -----------------


(c)      Exhibits
         --------

99.1     Press Release dated August 26, 2002





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


                                                                    Exhibit 99.1




FOR RELEASE -- AUGUST 26, 2002

Corning Contacts:
Media Relations                                Investor Relations
Daniel F. Collins                              Kenneth C. Sofio
(607) 974-4197                                 (607) 974-7705
collinsdf@corning.com                          sofiokc@corning.com




  Corning Announces Underwriters Have Exercised Option to Purchase Additional
                     Mandatory Convertible Preferred Stock


CORNING, N.Y. -- Corning Incorporated (NYSE:GLW) today announced that the underwriters have exercised their option to purchase an additional $75 million of shares of Series C Mandatory Convertible Preferred Stock, in addition to the $500 million they purchased from the company on July 31, 2002.

Each preferred share has a par value of $100, pays an annual dividend rate of 7.0% and is mandatorily convertible into between 50.813 and 62.5 shares of Corning's common stock on August 16, 2005. These preferred shares were issued under Corning's existing $5 billion universal shelf registration statement. The book-running managers were Salomon Smith Barney, JPMorgan and Goldman, Sachs & Co.

This represents a new financing by Corning. The offering was made by means of a prospectus supplement to a prospectus that is part of Corning's universal shelf registration statement previously filed with the U.S. Securities and Exchange Commission and declared effective in March 2001. For a copy of the prospectus and prospectus supplement relating to the offering, contact the prospectus department of Salomon Smith Barney, 388 Greenwich Street, New York, N.Y., 10013; telephone: (718) 765-6732.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there by any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                                     (more)

                                Page 5 of 6 Pages

Corning Announces Underwriters Have Exercised Option to Purchase Additional Mandatory Convertible Preferred Stock
Page Two


About Corning Incorporated
Established in 1851, Corning Incorporated (www.corning.com) creates leading-edge technologies for the fastest-growing markets of the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television, information technology and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets. Corning revenues for 2001 were $6.3 billion.

                                       ###

Forward-Looking and Cautionary Statements
This news release contains forward-looking statements that involve a variety of business risks and other uncertainties that could cause actual results to differ materially. These risks and uncertainties include the possibility of changes or fluctuations in global economic conditions; currency exchange rates; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; capital spending by larger customers in the telecommunications industry and other business segments; the mix of sales between premium and non-premium products; possible disruption in commercial activities due to terrorist activity and armed conflict; ability to obtain financing and capital on commercially reasonable terms; acquisition and divestiture activities; the level of excess or obsolete inventory; the ability to enforce patents; product and components performance issues; and litigation. These and other risk factors are identified in Corning's filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.


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